EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-37874, No. 333-136977, No. 333-207951, and 333-262318) of First Northern Community Bancorp (the “Company”), of our report dated March 7, 2025, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ MOSS ADAMS LLP

Sacramento, California
March 7, 2025